As filed with the Securities and Exchange Commission on June 7, 2011
                                                     Registration No. 333-173164

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          REDSTONE LITERARY AGENTS INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      7389
            (Primary Standard Industrial Classification Code Number)

                                   27-3098487
                        (IRS Employer Identification No.)

                            1842 E Campo Bello Drive
                                Phoenix, AZ 85022
                Telephone (602)867-0160 Facsimile (602) 865-7313
   (Address and telephone number of registrant's principal executive offices)

                             Mary S. Wolf, President
                          Redstone Literary Agents Inc.
                            1842 E Campo Bello Drive
                                Phoenix, AZ 85022
                Telephone (602)867-0160 Facsimile (602) 865-7313
            (Name, address and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)        Price          Fee (2)
--------------------------------------------------------------------------------
Common Stock,
 Shares             3,000,000          $0.015          $45,000          $5.22
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The offering price was arbitrarily determined by RedStone Literary Agents Inc.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

                          REDSTONE LITERARY AGENTS INC.

                                   PROSPECTUS
                                3,000,000 SHARES
                         COMMON STOCK AT $.015 PER SHARE


This is the initial offering of common stock of RedStone Literary Agents Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $.015 per share for the duration of the offering. The offering is being conducted on a self-underwritten, all-or-none basis, which means our officer and director will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. She will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction; however there is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. The shares will be offered at a fixed price of $.015 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on __________, 2011 (date to be inserted in a subsequent amendment).


                 Offering Price                              Proceeds to Company
                   Per Share           Commissions             Before Expenses
                   ---------           -----------             ---------------
Common Stock        $0.015            Not Applicable               $45,000

Total               $0.015            Not Applicable               $45,000

RedStone Literary Agents Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for RedStone Literary Agents Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS", BEGINNING ON PAGE 4, BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED ___________, 2011

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------
SUMMARY OF PROSPECTUS                                                        3
     General Information                                                     3
     The Offering                                                            3
RISK FACTORS                                                                 4
     Risks Associated with our Business                                      4
     Risks Associated with this Offering                                     5
USE OF PROCEEDS                                                              7
DETERMINATION OF OFFERING PRICE                                              7
DILUTION                                                                     8
PLAN OF DISTRIBUTION                                                         9
     Offering will be Sold by Our Officer and Director                       9
     Terms of the Offering                                                   9
     Deposit of Offering Proceeds                                           10
     Procedures and Requirements for Subscribing                            10
DESCRIPTION OF SECURITIES TO BE REGISTERED                                  10
INTERESTS OF NAMED EXPERTS AND COUNSEL                                      11
DESCRIPTION OF BUSINESS                                                     11
     Executive Summary                                                      11
     Distribution Methods                                                   13
     Competitive Strengths and Strategy                                     14
     Sources and Availability of Raw Materials                              14
     Dependence on one or a few Major Customers                             14
     Patents, Trademarks, Franchises, Concessions, Royalty                  14
     Need for Government Approval for Proposed Products or Services         14
     Bankruptcy or Similar Proceedings                                      14
     Reorganization, Purchase or Sale of Assets                             14
     Effects of Exisiting or Probable Government Regulation                 15
     Research and Development Costs during the Last Two Years               15
     Costs and Effects of Compliance with Environmental Laws                15
     Employees and Employment Agreements                                    15
DESCRIPTION OF PROPERTY                                                     15
LEGAL PROCEEDINGS                                                           15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER  MATTERS                   15
REPORTS TO SECURITY HOLDERS                                                 16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                   17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND  CONTROL PERSONS               22
EXECUTIVE COMPENSATION                                                      23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              25
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES                                                             25
AVAILABLE INFORMATION                                                       26
FINANCIAL STATEMENTS                                                        26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE                                                        26

                          REDSTONE LITERARY AGENTS INC.
                            1842 E Campo Bello Drive
                                Phoenix, AZ 85022

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," "THE COMPANY" AND "RLA" REFERS TO REDSTONE LITERARY AGENTS INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GENERAL INFORMATION ABOUT OUR COMPANY

RedStone Literary Agents was incorporated in the State of Nevada on July 20, 2010. We were formed to represent and bring to market literary works and represent authors in North America. We are a development stage company and have not yet opened for business or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank, consisting of $9,230 in cash generated from the issuance of shares to our founder.


Redstone Literary Agents intends to represent authors to publishers. We will negotiate contract details and provide representation if any part of the book is illegally reproduced. It is our intention to first focus in the genre of health and wellness as we currently have relationships with some published and unpublished authors in the United States.


Our administrative offices are currently located at the residence of our President, Mary Wolf which she donates to us on a rent free basis at 1842 E Campo Bello Drive, Phoenix Arizona, 85022. We have not leased an office yet but once we are successful in publishing a few titles we may consider doing so. Our registered statutory office is located at 375 N Stephanie St, Suite 1411, Henderson, NV 89014-8909. Our fiscal year end is December 31st.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

THE OFFERING

The Issuer:                  RedStone Literary Agents Inc.

Securities Being Offered:    3,000,000 shares of common stock.

Price per Share:             $0.015

Offering Period:             The shares are offered for a period not to exceed
                             180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds:                $45,000

Securities Issued
and Outstanding:             3,000,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration Costs:          We estimate our total offering registration costs
                             to be $6,700.

Risk Factors:                See "Risk Factors" and the other information in
                             this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on July 20, 2010; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive literary agent industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain writers to represent and get their work edited and to market for publishing, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.

The only cash currently available is the cash paid by our founder for the acquisition of her shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;


2.   continue to seek alternative and acceptable sources of capital; or
3.   bring in additional capital that may result in a change of control.


In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Although we have had a few meetings with two authors to edit and represent their work, we have not yet confirmed any representation contracts and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON LITERARY TRENDS. IF OUR AUTHORS AND LITERARY WORKS ARE NOT TRENDING TOPICS PUBLISHING HOUSES ARE LOOKING FOR THIS COULD BE ADVERSELY AFFECTED.

The proper representation of trending and expert authors important to our success and competitive position, and the inability to continue to develop and offer such unique products to our customers could harm our business. We cannot be certain that any author and his or her topic of literature will be in demand. In addition, there are no assurances that our future authors will be successful, and any unsuccessful literary representation could adversely affect our business.

COMPETITION IN THE LITERARY INDUSTRY IS FIERCE. IF WE CAN NOT SUCCESSFULLY COMPETE, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

The literary publishing industry is intensely competitive and fragmented. We will compete against a large number of well-established companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of small specialty producers. Our competitors include, by way of example, Wiley Books, Fitzhenry Whiteside, Simon and Schuster and other well known and respected publishers. There can be no assurance that we can compete successfully in this complex and changing market. If we can not, our business will be adversely affected.


BECAUSE OUR SOLE OFFICER AND/OR DIRECTOR HAS NO EXPERIENCE OR BACKGROUND IN REPRESENTING AUTHORS OR IN THE LITERARY FIELD, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our sole officer and director, Mary S. Wolf, has no experience or background in representing authors or in the literary field. Her prior business experiences have primarily been in manufacturing and tax accounting. With no direct training or experience in the literary field, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard procedures or managerial approaches agents and literary companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this field.


                       RISKS ASSOCIATED WITH THIS OFFERING

BUYING LOW-PRICED PENNY STOCKS IS VERY RISKY AND SPECULATIVE.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will hold investment meetings and invite friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that she will be able to sell any of the shares. In the event she does not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.


There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. We intend to contact a market maker and have them file an application on our behalf for quotation of the shares on the Over-the-Counter Bulletin Board. We estimate this process to take 3 to 6 months to complete. As of the date of this filing, there have been no discussions or understandings between RLA and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. We cannot guarantee that the application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.


YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired her shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.015 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.009 per share, $.006 less than what you paid for them.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL THE SHARES ARE SOLD. BECAUSE THE PROCEEDS ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.


Our business plan allows for the payment of the estimated $6,700 cost of this registration statement to be paid from existing cash on hand. If necessary, our director has verbally agreed to loan the Company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering to have the market maker file an application on our behalf in order to make a market for our common stock and have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.


MARY WOLF, A COMPANY DIRECTOR, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING SHE WILL OWN 50% OF THE OUTSTANDING SHARES. IF SHE CHOOSES TO SELL HER SHARES IN THE FUTURE IT MAY HAVE AN ADVERSE EFFECT OF THE PRICE OF OUR STOCK.

Due to the amount of Ms. Wolf's share ownership in our company, if she chooses to sell her shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If she does sell any of his common stock, she will be subject to Rule 144 under the 1933 Securities Act which will restrict her ability to sell her shares.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $45,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                   Planned Expenditures Over
                    Category                           The Next 12 Months
                    --------                           ------------------
            Advertising & Marketing                         $13,500
            Website Design                                  $ 6,000
            Equipment                                       $ 2,500
            Accounting, Auditing & Legal                    $10,500
            Office & Administration                         $ 7,500
            Working Capital                                 $ 5,000
                                                            -------
            TOTAL PROCEEDS TO COMPANY                       $45,000
                                                            =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. If necessary our director has verbally agreed to loan the Company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of December 31, 2010, the net tangible book value of our shares was $9,230 or ($.003) per share, based upon 3,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $45,000, the net tangible book value of the 6,000,000 shares to be outstanding will be $54,230, or approximately $.009 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (3,000,000 shares) will be increased by $.006 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.015 (per share) of $.006 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.009 per share, reflecting an immediate reduction in the $.015 price per share they paid for their shares. After completion of the offering, the existing shareholder will own 50% of the total number of shares then outstanding, for which she will have made an investment of $15,000 or $.005 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $45,000, or $.015 per share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price Per Share                         $.015
     Net Tangible Book Value Prior to this Offering          $.003
     Net Tangible Book Value After Offering                  $.009
     Immediate Dilution per Share to New Investors           $.006

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                        Total
                          Price       Number of      Percent of    Consideration
                        Per Share    Shares Held     Ownership         Paid
                        ---------    -----------     ---------         ----
     Existing
     Shareholder          $.005       3,000,000         50%          $15,000

     Investors in
     this Offering        $.015       3,000,000         50%          $45,000

                              PLAN OF DISTRIBUTION


INVESTORS SHOULD BE AWARE THAT THERE IS CURRENTLY NO MARKET FOR ANY OF OUR SHARES. WE CANNOT ASSURE YOU THAT THE SHARES OFFERED WILL HAVE A MARKET VALUE, OR THAT THEY CAN BE RESOLD AT THE OFFERED PRICE IF AND WHEN AN ACTIVE SECONDARY MARKET MIGHT DEVELOP. THERE IS ALSO NO ASSURANCE THAT IF A PUBLIC MARKET FOR OUR SECURITIES IS EVER DEVELOPED THAT IT COULD BE SUSTAINED.


OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This prospectus permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director, Mary Wolf, will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Ms. Wolf will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer/director was not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

     b. Our officer/director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and

     c. Our officer/director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

     d. Our officer/director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Ms. Wolf, who will be offering the securities, may be deemed to be an underwriter of this offering within the meaning of that term as defined in
Section 2(11) of the Securities Act of 1933, as amended. She intends to find purchasers by discussing this offering with past and present friends and business associates, as well as the friends and business associates of friends and business associates. A copy of this prospectus will be provided to any prospective investor.

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.015 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $45,000 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to RedStone Literary Agents Inc. Subscriptions, once received by the Company, are irrevocable.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. The current officer and director owns 100% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTS

We are not required to furnish you with an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act upon effectiveness of the registration statement. The reports will be filed electronically. The reports we will be required to file are on forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Law Office of Dennis Brovarone, P.C. has passed upon the validity of the shares being offered in connection with this offering.

Our audited financial statement for the period from inception to December 31, 2010, included in this prospectus has been audited by Ronald R. Chadwick, P.C. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

                           DESCRIPTION OF OUR BUSINESS

EXECUTIVE SUMMARY

RedStone Literary Agents Inc. ("RLA") was incorporated in Nevada on July 20, 2010 and is considered a development stage company. At that time Mary Wolf was appointed CEO, President, Secretary, CFO, Treasurer and Director. The Board voted to seek capital and begin development of our business plan. We received our initial funding of $15,000 through the sale of common stock to Mary Wolf who purchased 3,000,000 shares of our Common Stock at $0.005 per share on July 20, 2010.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

RLA intends to represent authors to publishers. RLA will negotiate contract details and provide representation if any part of the book is illegally reproduced. RLA will be selective about who they will represent, and it is usually helpful for an author to be referred by people who work in or are familiar with the publishing industry.

It is our intention to first focus in the genre of health and wellness as we currently have relationships with some published and unpublished authors in the United States.

NEEDS ASSESSMENT

The process for getting literary work published can be an arduous one for some authors. For each author under contract we will conduct a "Needs Assessment" to determine who else may already exist in the category of literature. From there we will determine the feasibility of making the new title a success. In addition, sending the completed manuscript to the right publisher is extremely important. Valuable time can be wasted by sending manuscripts to publishers who are not publishing in that genre. This is why a proper "Needs Assessment" is essential. We will determine which publisher is best suited for the manuscript and which publishers are publishing material that is similar to the author by visiting bookstores. Bookstore shelves offer a wealth of information, including the books the author will be competing against, how popular the genre is, and which publishers are involved in the market. Similar information can usually be found online (publishers' websites and online bookstores). It is probably the most important aspect of the entire process.

BOOK PROPOSAL GUIDELINES

The most important aspect of a manuscript submission to publishers is the book proposal. The author needs to prepare a carefully detailed and compelling proposal to convince a publisher that his or her book is worth publishing. The proposal is valuable in negotiating a good sale by allowing publishers to evaluate the project quickly and to determine their ability to market the book successfully. The proposal represents the promise of a book; it must be distinctive and engaging so that the editor becomes enthusiastic about signing the project. The difference between a good proposal and an excellent one can determine whether an offer is received - and can make the difference between a modest advance and a large one.

Every book is unique, but almost every proposal contains the elements listed below:

ABOUT THE BOOK

We will prepare a brief (three to five pages) overview and introduction to the project. This section contains the information that would be used in the jacket copy, book synopsis and market survey.

We will describe the reasons an author was inspired to write the book and what makes it valuable. We will be sure to explain what makes the book different from other, similar books and mention any special features or approaches offered.

The author will give a two or three paragraph synopses of the contents, illustrating in detail the logic his or her book follows to satisfy its premise.

Addtionally, he or she will explain why he or she as an author is uniquely qualified to write this book. Included will be relevant experience and credentials, as well as any supporting professional expertise or publishing credits.

MARKET & COMPETITION

We will address who is the audience for this book, and why they need to buy this book, including providing demographic data that reinforces the writer's hypothesis.

We will address the competition. List each title that would be in direct competition with the book, along with the author, publisher, and year of publication. We will explain why the book would be better, or how it fills a vacant niche in the market.

CHAPTER OUTLINE

We will provide a brief chapter-by-chapter outline of the book. Here we try to convey both the content and tone of each chapter succinctly. Where possible, we use quotations, anecdotes and examples to describe the chapters.

SAMPLE CHAPTER

We will include one or two sample chapters, preferably not the introduction or first chapter, to give the publisher an idea of the writing style and the actual content of the book.

PUBLISHING DETAILS

We will describe the physical form the Author plans for his/her book.

Included will be:

     *    Proposed book length, measured in words
     *    The number and type of photographs and/or illustrations to be used
     *    Any special considerations for book size, format, design or layout
     * Estimated time the author will need to deliver the completed manuscript.

ABOUT THE AUTHOR

The author will provide a detailed biography of him or herself, with emphasis on background experience in the respective field and credentials relevant to his or her book. If applicable, we will suggest attaching a copy of his or her resume or curriculum vitae.


The goal for any author who comes to RedStone Literary Agents is to get their work in front of potential publishing houses for commercialization. In order to do that certain milestones will have to be achieved to ensure the marketabilityand appeal for the title is optimized.

1. Conduct Genre Audit: It is imperative to know who has published work on the topic at hand before. Questions to be asked will focus on geographical regions, metrics on volume and retail feedback. Additionally, the audit will include what modalities were used to promote the book online and offline. This process will be done on a fee for service basis as some genres will require more research time and analysis.

2. Synopses of current work will have to be edited and put in a marketing context for procuring potential publishers. This will be done on an hourly fee with a 25% top up on any fees paid to the editing team.

3. Once work is placed and represented with a publisher, RedStone will take 25% of the advance fee paid to an author as placement fee.

4. RedStone will also negotiate an allowance to be paid for PR representation to promote the launch of the book on and offline.

To date two authors have been approached in the lifestyle and wellness category. Both have self-published work previously and are looking to obtain representation for current draft manuscripts. These authors have been brought forward to RedStone through a PR contact that has successfully represented this genres and her work resulted in best seller placements. Contracts for both authors are expected to be confirmed by late summer or early fall 2011. We will also use social media to promote our services for representation on Twitter and Facebook.


DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES

Once a book has been published it will need a Distributor. If we use an established publishing house they will already have distribution contacts. If we choose to self-publish or publish with a very small house that does not have distribution set up, we will work with the author to make this contact. Distributors will generally take 55-65% of the cover price (40% of which is going to the bookseller). We will work with the author to make sure their pricing formula has taken this into account.

ENGAGING A PR CAMPAIGN:

All Publicists know that the first step to obtaining good publicity is the media list. Knowing where to mail review copies and having the full contact information for follow-up calls and letters is vitally important. Many publishers have a publicity department that will handle this while the book is on the front list. However, once the next season is published, or we have self-published the book, the job of getting publicity exposure for the book falls to the authors themselves. In some cases we may engage a publicist to keep the interest in relevant markets going.

Once we have our contacts in order, we will have to start writing press releases and dealing with the media. This is a very different process than that of writing a book.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE

None.

COMPETITION, COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION

Getting a literary agent can be the first vital step towards getting published. Writers who want to become authors are interested in one thing only and that is writing. They do not want to worry about how or what is involved in the process that eventually leads to getting their work published and in bookstores for the masses to engage and enjoy. We believe also that since we have chosen a niche (health and wellness) that we can be very focused in our submissions and targeting the right distributor/publisher.

Additionally, non-published writers have a more difficult time getting the attention of the bigger literary agent as often they already represent an author in the said genre.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS

We do not rely on any "real" raw materials to speak of as the marketable part of our work will be the literature which will be representing. We plan to outsource all of our editing and publicity work to third parties. Currently, we have not retained editing personnel but we have retained The Marquis Group, LLC as Public Relations Agent for RLA.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our products, there will be no problem with dependence on one or few major customers.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We currently have no patents or trademarks for our products or brand name; however, as business is established and operations expand, we may seek such protection. We act as Agents for our writers and so have limited rights and access to published work while retained under contract.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

None.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATION, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

None.

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

None.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES

We currently have one employee, Ms. Mary Wolf who devotes full time to our business.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President on a rent free basis while we are in the organizational stage. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the Company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker and have them file an application on our behalf for quotation of the shares on the Over-the-Counter Bulletin Board. We estimate this process to take 3 to 6 months to complete. As of the date of this filing, there have been no discussions or understandings between RLA and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.


PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act of 1934. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act of 1934. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

STOCK TRANSFER AGENT

The Company's stock transfer agent is Holladay Stock Transfer.

                           REPORTS TO SECURITY HOLDERS

Upon effectiveness of the registration statement, of which this prospectus is a part, will be subject to certain reporting requirements by the U.S. Securities and Exchange Commission (SEC) and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $770 in expenses through December 31, 2010. The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2010. For detailed financial information, see the financial statements included in this prospectus.

                    Balance Sheet Data:            12/31/2010
                    -------------------            ----------

                    Cash                             $9,230
                    Total assets                     $9,230
                    Total liabilities                $    0
                    Subscription Receivable          $5,000
                    Shareholders' equity             $9,230

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the Company funds to complete the registration process.

Going Concern

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling our services. There is no assurance we will ever reach that point.

Our current cash balance is $9,230, no outstanding liabilities and $5,000 in share subscription receivable. We believe our cash balance is sufficient to fund our limited levels of operations until we receive funding. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees; however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold $15,000 in equity securities to pay for our minimum level of operations.

PLAN OF OPERATION


The following criteria for the milestones are based on estimates derived from research and marketing data accumulated by our director. They are estimates only. While some of the milestones may be accomplished by our director prior to funding, we will require the funding from our offering in order to fully implement our business plan. The following chart outlines how we plan to use the proceeds from the offering.

                                                   Planned Expenditures Over
                    Category                           The Next 12 Months
                    --------                           ------------------
            Advertising & Marketing                         $13,500
            Website Design                                  $ 6,000
            Equipment                                       $ 2,500
            Accounting, Auditing & Legal                    $10,500
            Office & Administration                         $ 7,500
            Working Capital                                 $ 5,000
                                                            -------
            TOTAL PROCEEDS TO COMPANY                       $45,000
                                                            =======


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The milestones for the twelve months following funding are:

FIRST QUARTER

We will produce executed contracts with the two authors who have asked us to work with them in editing book outlines and direct the creation of manuscripts in order to commercialize a publishing contract. In other words once we have a manuscript synopsis and outline this will allow us to speak to potential publishing houses in North America to secure a publishing contract for our contracted authors. Author bios will be completed as well as headshots and chapter outlines for each author. The Website for the company will be designed and written to reflect service and genres of focus. We will also be securing freelance editors to work with each author to complete chapter outlines and synopsis of book.

We will complete the website for RedStone Literary Agents LLC. This site will in addition to showing scope of service will also promote the two authors under contract. The site will give a sampling from a few chapters of their work. In addition, we will begin researching literary shows to attend in order to bid publishing deals. These shows will also serve as a vehicle to secure additional representation of other up and coming authors. We will investigate industry groups to subscribe to like the Association of Authors Representatives Inc. We will conduct interviews to hire a Publicist to give Authors advance promotion. If resources are available, it would be strategic to attend Book Expo America in New York (May 23-26). We believe the Book Expo will show us the leading genres that book publishers are currently sourcing. As well, other agents will be looking for some other regional agents to assist with PR and also speaking engagements for new releases. If funding is not available we will find another similar trade show to attend later in the year.

(Estimated expenses: Advertising and Marketing $4,000, Website Design $4,000, Accounting, Auditing & Legal $2,500, Office & Administration $1,500, Working Capital $1,250 - Total $13,250)

SECOND QUARTER

If resources are available we will hire a part time assistant who will be responsible for many aspects of our operation, from administration to book title procurement. A book selling strategy will be agreed upon to find the right publisher in order to negotiate successful publishing deals. We will engage in a search engine optimization campaign to assist us with awareness for our authors. Search engine optimization (SEO) is the process of improving the visibility of a website or a web page in search engines via the "natural" or un-paid search results. In general, the earlier (or higher on the page), and more frequently a site appears in the search results list, the more visitors it will receive from the search engine's users. As an Internet marketing strategy, SEO considers how search engines work, what people search for, the actual search terms typed into search engines and which search engines are preferred by their targeted audience. Optimizing a website may involve editing its content and HTML and associated coding to both increase its relevance to specific keywords and to remove barriers to the indexing activities of search engines. If an author is looking for a literary agent it is likely that they will either look for this via contacts in the industry or through conducting a search on the internet. A SEO campaign would assist RedStone in attracting incremental business.


In addition we will launch with a PR campaign consisting of various lectures and radio interviews to help brand each author and promote content of book. The area of focus for our literary agency will be to focus on authors in the field of health and wellness.

Chapter outlines and book manuscripts should be completed for both authors represented. A campaign will also take place to continue to secure additional authors. This will be an ongoing task to keep feelers out to prospective authors looking to publish his or her work. We need to launch a networking strategy in order to find places which RedStone can make contact with more publishers and editors. These include conferences, workshops, seminars both online and in person. As a back up we also need to plan a strategy for self-publishing that would include an investor package for funding.

(Estimated expenses: Advertising and Marketing $2,000, Website Design $2,000, Equipment $2,500, Accounting, Auditing & Legal $2,500, Office & Administration $2,000, Working Capital $1,250 - Total $12,250)

THIRD QUARTER

Final edits to take place for manuscripts in order to secure publishing contracts. We will be sourcing retails contacts to ensure distribution to lineup with PR Campaigns. Retail contacts will be comprised of both offline and online retailers. For example, we will look to secure books to be downloaded via Itunes or purchased at Barnes and Noble. Both outlets provide a retail connection for consumers to purchase the book titles.

(Estimated expenses: Advertising and Marketing $4,000, Accounting, Auditing & Legal $2,500, Office & Administration $2,000, Working Capital $1,250 - Total $9,750)

FOURTH QUARTER

A PR campaign for completed manuscript Authors will still extend to radio and seminars in regional areas. As we procure more authors the process of going from outlines, edit and manuscript rotate with networking and PR support. An author would appear on various regional media outlets to not only share the new book but also share that he or she will be speaking in the area at a specific location. For example, if one of our titles is written by a Cardiologist on the topic of heart disease we would have him or her on media outlets to talk about the new book and also share that Dr. XYZ will be having a seminar at location AA and it is open to the public. Typically speaking events result in increased awareness and incremental book sales. Books would also be on sale at the seminar.

(Estimated expenses: Advertising and Marketing $3,500, Accounting, Auditing & Legal $3,000, Office & Administration $2,000, Working Capital $1,250 - Total $9,750)

Our continued operations depend on literary trends. If our authors and literary works are not trending topics publishing houses are looking for this could adversely affect our business. The proper representation of trending and expert authors important to our success and competitive position, and the inability to continue to develop and offer such unique products to our customers could harm our business. We cannot be certain that any author and his or her topic of literature will be in demand. In addition, there are no assurances that our future authors will be successful, and any unsuccessful literary representation could adversely affect our business.

Competition in the literary industry is fierce. If we can not successfully compete, our business may be adversely affected. If we are able to establish our business we will compete against a large number of well-established companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of small specialty producers. There can be no assurance that we can compete successfully in this complex and changing market.

CURRENT MARKET TRENDS

E-Books are becoming a larger and larger revenue stream for book publishers. Without a doubt, the e-book is the biggest thing that's hit the publishing industry since the invention of movable type. Publishers and e-book resellers are reporting astronomical growth.

1. Enhanced E-Books Are Coming and Will Only Get Better

Consumers have already shown that they love e-books for their convenience and accessibility, but ultimately most e-books today are the same as print, just in digital form. The e-book of the not-too-distant future will be much more than text. Interactivity has arrived and will change the nature of the e-book.

The device war is nearly over. Whether a consumer's choice is Kindle or iPad the war of devices soon will not matter as many will have the same titles to offer consumers for sale and enjoyment.

The $9.99 E-book will not last forever. The industry is starting to see prices climb for literary works downloaded on these devices. The real opportunity for publishers will be to develop e-books that offer interactive features. We believe customers will demand interactive books that provide a much better, more informed and enriching experience. For them, the experience (not the cost) is often the primary driver.

2. The Contextual Upsell Will be a Business Model to Watch

E-books allow publishers to interact with their customers in new ways. For example a customer is trying to learn statistics and gets stuck on a particular formula. They ask friends but no one can explain it well. They're stuck. They click a help button, which points them to the publisher site where they can download relevant tutorials about specific formulas for $2.99. They choose the one they need and get a new learning tool, which helps them progress in their class. Multiply this by hundreds of thousands of students who share similar learning gaps who will purchase through the book ("in-book app purchase") and it becomes a new marketing opportunity.

3. Publishers Will Be More Important Than Ever

Despite the hype around self-publishing via the web, we believe publishing houses will play an even greater role in an e-book world. Commodity content is everywhere (and largely free), so high-quality vetted, edited content -- which takes a staff of experts -- will be worth a premium.

USA TODAY added e-book bestsellers to its list in July 2009. The USA TODAY list differs from the Times list in that it is a single list including hardcover and paperback, e-books, fiction and nonfiction, and all genres in one list. (It also does not exclude "evergreen" titles.") "The aim of the list is to tell our readers what the ranking of titles was in a particular week," says Anthony DeBarros, USA TODAY's Senior Database Editor. If a title is released in hardcover and is published six months later in paperback and e-formats, "we take the sales of all those formats and put them together so that a book's rank is determined by a combination of sales for e-books and whatever print format it's selling in. For some titles, we track several different ISBNs and put those all together." The list does note which format was the bestselling for that week.


OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in implementing our business plan, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must implement our business plan and generate revenue. We are seeking funding from this offering to provide the capital required to implement the business plan. We believe that the funds from this offering will allow us to operate for one year.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Our director has verbally agreed to advance funds as needed for filing and professional fees until the offering is completed or failed. While she has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $15,000 through the sale of common stock to Mary Wolf, our CEO, who purchased 3,000,000 shares of our common stock at $0.005 per share on July 20, 2010. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (July 20, 2010) through December 31, 2010 report no revenues and net losses of $770.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

DEVELOPMENT STAGE COMPANY

The Company complies with the ASC 915, its characterization of the Company as a development stage enterprise.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At December 31, 2010, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

EARNING PER SHARE

The Company computes loss per share in accordance with ASC 105, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

STOCK-BASED COMPENSATION

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and title of our executive officers and directors are as follows:

Name and Address of Executive
  Officer and/or Director               Age                Position
  -----------------------               ---                --------

Mary Wolf                               52      CEO, President, Secretary, CFO,
1842 E Campo Bello Drive                        Treasurer and Director
Phoenix, AZ 85022

The person named is the promoter of the company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933. The person named above has served in the positions stated above from inception until present.

TERM OF OFFICE

Directors are appointed to hold office until the next annual meeting of our stockholders or until a successor is elected and qualified, or until resignation or removal in accordance with the provisions of the Company by-laws or Nevada corporate law. Officers are appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

SIGNIFICANT EMPLOYEES

We currently have one employee, Mary Wolf. Ms. Wolf currently devotes full time to our business and is responsible for our general strategy and fund raising.


No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

     * Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

     * Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

     * Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

     * Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     * Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

     * Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

     * Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.


BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR


Mary S. Wolf, EA has been President, CEO and Chairman of the Board of Directors of the Company since inception. From January 1998 to present she has owned and operated a Tax Accounting business, Mary S. Wolf, EA, Phoenix, Arizona. On August 9th, 1995 she received her Enrolled Agent Certificate which allows her to practice before the Internal Revenue Service. An Enrolled Agent (EA) is a tax professional who has passed an IRS test covering all aspects of taxation, plus passed an IRS background check. Enrolled Agents have passed a two-day, 8-hour examination. The examination covers all aspects of federal tax law, including the taxation of individuals, corporations, partnerships, and various regulations governing IRS collections and audit procedures. Like CPAs and tax attorneys, EAs can handle any type of tax matter and represent their client's interests before the IRS. Unlike CPAs and tax attorneys, Enrolled Agents are tested directly by the IRS, and enrolled agents focus exclusively on tax accounting. From January 1990 to April 1997 Ms. Wolf worked for H&R Block preparing tax returns for their Phoenix, Arizona personal and business district offices. From June 1987 through December 1989, she was employed by Syntellect, Inc., Phoenix, Arizona, a voice response hardware manufacturer as an installer of their software domestically and internationally. Prior to June of 1987 she was a controller for a multi-company group that computerized equipment for manufacturers, sold all types of metal and woodworking machinery , and developed specialized machinery for businesses, Quality Machine Tools, Inc., Quantum Machine Services, Inc. and Falcon Manufacturing, Inc.


                             EXECUTIVE COMPENSATION

Currently our officer and director receives no compensation for her services during the development stage of our business operations. She is reimbursed for any out-of-pocket expenses she may incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We do not have any employment agreements in place with our officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employee.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Mary Wolf, CEO  2010     0          0          0            0          0             0            0          0

                                       23

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Mary Wolf      0             0               0           0           0           0            0           0            0

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Mary Wolf           0           0          0            0               0                0            0

On July 20, 2010, a total of 3,000,000 shares of common stock were issued to Mary Wolf in exchange for cash in the amount of $15,000 or $0.005 per share. There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our directors, and or
(iii) our officers. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                       Amount and Nature     Percentage
                       Name and Address                  of Beneficial       of Common
Title of Class        of Beneficial Owner                  Ownership          Stock(1)
--------------        -------------------                  ---------          --------
Common Stock            Mary Wolf, CEO                     3,000,000            100%
                        1842 E Campo Bello Drive            Direct
                        Phoenix, AZ 85022

Common Stock             Officers and/or directors         3,000,000            100%
                         as a Group

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

N/A

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. As of the date of this prospectus, there were 3,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 3,000,000 shares have been issued to the existing stockholder, all of which are held by Ms. Wolf, the officer and director of the Company and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Rule 144(i)(1) states that the Rule 144 safe harbor is not available for the resale of securities "initially issued" by a shell company (other than a business combination related shell company) or an issuer that has "at any time previously" been a shell company (other than a business combination related shell company). Consequently, the Rule 144 safe harbor is not available for the resale of such securities unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 20, 2010, the Company issued a total of 3,000,000 shares of common stock to Mary Wolf for cash at $0.005 per share for a total of $15,000.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

                              FINANCIAL STATEMENTS

The financial statements of RedStone Literary Agents, Inc. for the year ended December 31, 2010 and related notes, included in this prospectus have been audited by Ronald R. Chadwick, P.C., and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Redstone Literary Agents, Inc.
Phoenix, Arizona

I have audited the accompanying balance sheet of Redstone Literary Agents, Inc. (a development stage company) as of December 31, 2010, and the related statements of operations, stockholders' equity and cash flows for the period from July 20, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redstone Literary Agents, Inc. as of December 31, 2010, and the results of its operations and its cash flows for the period from July 20, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Aurora, Colorado                             /s/ Ronald R. Chadwick, P.C.
March 15, 2011                               -----------------------------------
                                             RONALD R. CHADWICK, P.C.

Redstone Literary Agents, Inc.
Balance Sheets
(A Development Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                    December 31,
                                                                        2010
                                                                      --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $  9,230
                                                                      --------

TOTAL ASSTS                                                           $  9,230
                                                                      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                            $     --
                                                                      --------

      TOTAL CURRENT LIABILITIES                                             --
                                                                      --------
STOCKHOLDERS' EQUITY
  Capital stock
    Authorized 75,000,000 ordinary voting shares at
     $0.001 per share
  Issued and outstanding:
    3,000,000 common shares at par value                                 3,000
  Additional paid in capital                                            12,000
  Share subscription receivable                                         (5,000)
                                                                      --------
                                                                        10,000
  Deficit accumulated during the development stage                        (770)
                                                                      --------

TOTAL STOCKHOLDERS' EQUITY                                               9,230
                                                                      --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $  9,230
                                                                      ========

Approved on behalf of the board

_______________________________, Director

_______________________________, Director

Redstone Literary Agents, Inc.
Statements of Income
(A Development Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                 Accumulated
                                                               From Inception
                                                                  Date of
                                                              July 20, 2010 to
                                                                 December 31,
                                                                    2010
                                                                 ----------
GENERAL AND ADMINISTRATIVE EXPENSES
  Bank charges and interest                                      $       61
  Office expenses                                                       709
                                                                 ----------

Total general and administrative expenses                               770
                                                                 ----------

Net loss                                                         $     (770)
                                                                 ==========

EARNINGS PER SHARE - BASIC AND DILUTED                           $    (0.00)
                                                                 ==========

WEIGHTED AVERAGE OUTSTANDING SHARES                               3,000,000
                                                                 ==========

Redstone Literary Agents, Inc.
Statement of Stockholders' Equity
(A Development Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                               Deficit
                                                                                             Accumulated    Total
                                    Price     Number of              Additional    Total      During the    Stock-
                                     Per       Common       Par       Paid-in     Capital    Development    holders'
                                    Share      Shares      Value      Capital      Stock        Stage       Equity
                                    -----      ------      -----      -------      -----        -----       ------
Balance, July 20, 2010                               --   $    --     $     --    $     --     $    --     $     --

July 20, 2010
  Subscribed for cash              $0.005     3,000,000     3,000       12,000      15,000          --       15,000
  Share subscription receivable                                                     (5,000)                  (5,000)

Net loss                                                                                          (770)        (770)
                                             ----------   -------     --------    --------     -------     --------

Balance, December 31, 2010                    3,000,000   $ 3,000     $ 12,000    $ 10,000     $  (770)    $  9,230
                                             ==========   =======     ========    ========     =======     ========

Redstone Literary Agents, Inc.
Statements of Cash Flows
(A Development Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                 Accumulated
                                                               From Inception
                                                                  Date of
                                                              July 20, 2010 to
                                                                 December 31,
                                                                    2010
                                                                  --------
CASH DERIVED FROM (USED FOR) OPERATING ACTIVITIES
  Net loss for the period                                         $   (770)
  Adjustments to reconcile net loss to net cash
   Provided by (used in) operating activities
  Changes in operating assets and liabilities
    Accounts payable                                                    --
                                                                  --------
       Net cash (used in) operating activities                        (770)
                                                                  --------

FINANCING ACTIVITIES
  Loans from related party                                              --
  Shares subscribed for cash                                        10,000
                                                                  --------
       Net cash provided by financing activities                    10,000
                                                                  --------

INVESTING ACTIVITIES                                                    --
                                                                  --------
       Net cash used for investing activities                           --
                                                                  --------

Cash increase during the period                                      9,230
Cash beginning of the period                                            --
                                                                  --------

Cash end of the period                                            $  9,230
                                                                  ========

Redstone Literary Agents, Inc.
Notes to Financial Statements
December 31, 2010
(A Development Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

     Redstone Literary Agents, Inc. ("the Company") was incorporated under the laws of State of Nevada, U.S. on July 20, 2010, with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's year end is the end of December. The Company is in the development stage of its publishing service business. During the period ended December 31, 2010, the Company commenced operations by issuing shares. Redstone Literary Agents represents authors in the both the developmental stage of creating content for their book and the representation of finished works to potential book publishers.

     These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $770 as at December 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

     DEVELOPMENT STAGE COMPANY

     The Company complies with the ASC 915, its characterization of the Company as a development stage enterprise.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

     INCOME TAXES

     The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     At December 31, 2010, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Redstone Literary Agents, Inc.
Notes to Financial Statements
December 31, 2010
(A Development Stage Company)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     EARNING PER SHARE

     The Company computes loss per share in accordance with ASC 105, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

     The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

     STOCK-BASED COMPENSATION

     The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

3. COMMON STOCK

     The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

     During the period ended December 31, 2010, the Company issued 3,000,000 shares of common stock for total cash proceeds of $15,000. At December 31, 2010 there were no outstanding stock options or warrants.

4. INCOME TAXES

     As of December 31, 2010, the Company had net operating loss carry forwards of approximately $770 that may be available to reduce future years' taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. SUBSEQUENT EVENT

     The Company has evaluated subsequent events through the date of issuance of these financial statements and determined that thee are no reportable subsequent events.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, 2011, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

            Expenses (1)                                    US($)
            ------------                                  ---------
     SEC Registration Fee                                 $    5.00
     Legal and Professional Fees                          $2,600.00
     Accounting and Auditing                              $4,000.00
     Printing of Prospectus                               $   95.00
                                                          ---------
     TOTAL                                                $6,700.00
                                                          =========

----------
(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our By-Laws allow for the indemnification of Company officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling RedStone Literary Agents, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 20, 2010, the Company issued a total of 3,000,000 shares of common stock to Mary Wolf for cash at $0.005 per share for a total of $15,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the Company and bear a restrictive legend.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:


     Exhibit
     Number                    Description
     ------                    -----------
       3.1        Articles of Incorporation (previously filed)
       3.2        Bylaws (previously filed)
       5.1        Opinion re: Legality and Consent of Counsel (previously filed)
      23.1        Consent of Independent Auditor
      99.1        Subscription Agreement


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, U.S.A, on June 7, 2011.


                                     RedStone Literary Agents, Inc., Registrant


                                     By: /s/ Mary S. Wolf
                                         ---------------------------------------
                                         Mary S. Wolf, CEO
                                         Principal Executive Officer, Principal
                                         Financial Officer, Principal Accounting
                                         Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Mary S. Wolf                Principal Executive Officer         June 7, 2011
---------------------------     ---------------------------         ------------
Mary S. Wolf                              Title                         Date


/s/ Mary S. Wolf                Principal Financial Officer         June 7, 2011
---------------------------     ---------------------------         ------------
Mary S. Wolf                              Title                         Date


/s/ Mary S. Wolf                Principal Accounting Officer        June 7, 2011
---------------------------     ----------------------------        ------------
Mary S. Wolf                              Title                         Date


/s/ Mary S. Wolf                       Sole Director                June 7, 2011
---------------------------     ----------------------------        ------------
Mary S. Wolf                              Title                         Date